
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund XVIII, Ltd. at December 31, 1999, and its statement of income for the year then ended and is qualified in its entirety by reference to the Form 10-K of CNL Income Fund XVIII, Ltd. for the year ended
December 31, 1999.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                       1,972,998<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                   39,209
<ALLOWANCES>                                    11,172
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      23,414,657
<DEPRECIATION>                                 899,785
<TOTAL-ASSETS>                              30,866,006
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  29,983,855
<TOTAL-LIABILITY-AND-EQUITY>                30,866,006
<SALES>                                              0
<TOTAL-REVENUES>                             3,130,715
<CGS>                                                0
<TOTAL-COSTS>                                  723,315
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,515,356
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,515,356
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,515,356
<EPS-BASIC>                                          0
<EPS-DILUTED>                                        0

<F1>Due to the nature of its industry, CNL Income Fund XVIII Ltd. has an unclassified balance sheet; therefor, no values are shown above for current assets and current liabilities.
<F2>Includes $690,885 in restricted cash.

